Exhibit 99.2

First Eagle Investment Management Agrees to Acquire Alternative Credit Manager THL Credit

NEW YORK December 8, 2019 — First Eagle Investment Management, LLC (“First Eagle”) and THL Credit Advisors LLC (“THL Credit”) today announced that they have entered into a definitive agreement for First Eagle to acquire THL Credit, a leading alternative credit manager with approximately $17 billion in assets under management as of September 30, 2019. The acquisition complements First Eagle’s established alternative credit platform, solidifying its place among the leaders in both tradable credit and middle-market direct lending.

First Eagle is an independent, privately owned investment firm with approximately $99 billion in assets under management as of September 30, 2019. The acquisition of THL Credit will expand the range of differentiated investment solutions First Eagle offers to institutional and retail investors worldwide while strengthening its partnerships with financial professionals as well as with borrowers, private equity sponsors and investment banks. Upon completion of the acquisition, First Eagle’s alternative credit platform will represent approximately $23 billion in assets under management and advisement.

“We see a persistent need in the market for meaningful and sustainable sources of income. Alternative credit strategies that invest in tradable credit and directly originated middle-market loans help address this need, offering investors the potential for material income streams and compelling risk-adjusted total returns across business cycles and interest rate environments,” said Mehdi Mahmud, President and Chief Executive Officer of First Eagle. “With best-in-class credit expertise and a creative, fiduciary-minded approach to developing investment solutions, THL Credit has built an excellent reputation in this structurally attractive space. We believe the combined platform represents a compelling value proposition for a broad spectrum of investors and other credit market participants. We are excited to welcome the THL Credit team to First Eagle.”

Established in 2007 as the credit affiliate of Thomas H. Lee Partners, L.P., one of the world’s oldest and most experienced private equity firms, THL Credit is headquartered in Boston and has its primary credit underwriting office in Chicago. THL Credit specializes in the management of tradable credit and direct lending to middle-market companies, made available to sophisticated investors through public and private vehicles, separately managed accounts and commingled funds, including the Wind River and Lake Shore collateralized loan obligation (CLO) programs.

“Uniting the capabilities of THL Credit and First Eagle on a single platform will create a credit business with the scale and experience to further accelerate our leading position in today’s market,” said THL Credit CEO Chris Flynn. “The team at THL Credit is excited by the growth opportunities we can seize by joining First Eagle. We look forward to working together to continue to provide clients with a best-in-class product suite in alternative credit.” Flynn will become President of the combined alternative credit platform, reporting to Mahmud, with THL Credit’s Chief Investment Officer Jim Fellows becoming CIO of the combined credit platform.

“We are extremely proud of what the THL Credit platform has achieved under the leadership of Chris and Jim. This is a very talented group of people who have built a strong franchise in a competitive market. Becoming part of First Eagle makes tremendous sense for all stakeholders, and we wish the THL Credit team nothing but continued success,” added Thomas M. Hagerty, Managing Director at Thomas H. Lee Partners, L.P.

“THL Credit’s significant organic growth over the years is testament to the investment capabilities of their team and the quality of the relationships they have been able to build in the marketplace,” said Tim Conway, founder of the business that ultimately became First Eagle Private Credit, who will remain with the combined platform as Vice Chairman. “The transaction is a transformative step forward for both organizations, positioning the business to provide more capital and financing options to private equity sponsors, while also offering broader investment options to institutional and retail investors. I am confident that the resulting First Eagle alternative credit platform will thrive under Chris’s leadership, and I look forward to working with him to ensure a smooth transition for all of our stakeholders.”

Approvals

The transaction has been approved by First Eagle’s and THL Credit’s boards of directors and is expected to close in the first quarter of 2020, subject to regulatory approvals and other customary closing conditions.

Advisors

BofA Securities acted as financial advisor to First Eagle, and Goodwin Procter was its legal counsel. Sandler O’Neill + Partners, LP acted as THL Credit’s financial advisor, and legal counsel was provided by Weil, Gotshal & Manges LLP and Winston & Strawn LLP.

About First Eagle Investment Management

First Eagle Investment Management is an independent, privately owned investment management firm headquartered in New York with approximately $99 billion in assets under management (as of September 30, 2019). Dedicated to providing prudent stewardship of client assets, the firm focuses on active, fundamental and benchmark-agnostic investing, with a strong emphasis on downside protection. Over a long history dating back to 1864, First Eagle has helped its clients avoid permanent impairment of capital and earn attractive returns through widely varied economic cycles—a tradition that is central to its mission today. The firm’s investment capabilities include equity, fixed income, private credit and multi-asset strategies. For more information, please visit www.feim.com.

About THL Credit

THL Credit is a $16.8 billion (as of September 30, 2019) alternative credit investment manager for both direct lending and broadly syndicated investments in public and private vehicles, CLOs, separately managed accounts and comingled funds. THL Credit maintains a variety of advisory and subadvisory relationships across its investment platform. THL Credit’s investment strategies and credit expertise accommodate a spectrum of targeted return profiles, while its creativity and flexibility enable it to create customizable investment products to meet the needs of investors. The firm’s reputation in the market as a collaborative, responsible lender is a reflection of its people, and it strives to be close to borrowers and partners, building trusted relationships over time.

About Thomas H. Lee Partners, L.P.

Thomas H. Lee Partners, L.P. ("THL") is a premier private equity firm investing in growth companies headquartered in North America. THL focuses its investment activity across four industry sectors: Consumer, Financial Services, Healthcare and Technology & Business Solutions. Since its founding in 1974, THL has raised more than $26 billion of equity capital, invested in over 150 companies and completed more than 400 add-on acquisitions representing an aggregate enterprise value at acquisition of over $200 billion. With dedicated sector and operating teams, THL brings deep domain expertise and resources to build great companies by helping to accelerate growth, improve operations and drive long-term sustainable value in partnership with management. For more information on THL, please visit www.thl.com.

Media Contacts

For First Eagle:

Kekst

Lindsay Gross / Brinton Williams 212.521.4800

lindsay.gross@kekstcnc.com / brinton.williams@kekstcnc.com

For THL Credit:

Stanton

Emily M. Meringolo 646.502.3959

emeringolo@stantonprm.com

Forward-Looking Statements

The statements contained herein may include prospects, statements of future expectations and other forward-looking statements that are based on management's current views and assumptions and involve known and unknown risks and uncertainties. Actual results, performance or events may differ materially from those expressed or implied in such forward- looking statements. Any forward-looking statements herein are made only as of the date of this press release, and the company assumes no obligation to update any information or forward- looking statement contained herein, except as required to be disclosed by law.